                                                                    Exhibit 99.1

                STAMPS.COM ADDS SENIOR UPS EXECUTIVE JACK DUFFY

                    AND FORMER ISHIP.COM CEO STEVE TEGLOVIC

                           TO ITS BOARD OF DIRECTORS


SANTA MONICA, Calif. - March 13, 2000 - Stamps.com(TM) (Nasdaq: STMP), the leading provider of Internet mailing and shipping services, today announced the appointment of John A. "Jack" Duffy, senior vice president of corporate strategy at United Parcel Service, Inc. (UPS) (NYSE:UPS) and Stephen M. Teglovic, former president and CEO of iShip.com(TM) and a current Stamps.com executive, to the company's board of directors.

The appointments were made in connection with Stamps.com's acquisition of iShip.com, which was completed on March 7, 2000. Based in Bellevue, Wash., iShip.com allows customers to conveniently access multi-carrier shipping choices, with package pricing, shipping and tracking right from the desktop.

As senior vice president of corporate strategy for UPS, Duffy is a member of the UPS management committee, which is responsible for the day-to-day management of the company. Duffy has served in various roles at UPS since 1970, including corporate international marketing, strategic operations planning and corporate strategy.

Teglovic was a founder of iShip.com and served as that company's CEO and president prior to the completion of the acquisition by Stamps.com. Before launching iShip.com, Teglovic served as general manager of Velleb, Inc., a wholly owned subsidiary of UPS that was responsible for the design and development of UPS Online(R) Professional, the world's most powerful shipping and tracking software.

"We are extremely pleased to welcome Jack and Steve to our board," said John Payne, Stamps.com chairman and CEO. "Their extensive, highly relevant business experience and understanding of the shipping and e-commerce markets will make them tremendous advisors to the company, especially as we intensify our efforts to be the leading provider of Internet mailing and shipping solutions."

With the addition of Duffy and Teglovic, the Stamps.com board is now comprised of 12 members including: Marvin Runyon, the former postmaster general of the U.S. Postal Service; Loren Smith, the company's current president and chief operating officer and the former chief marketing officer of the U.S. Postal Service; David Bohnett, the founder of GeoCities; and Carolyn Ticknor, president and CEO of Hewlett-Packard Company's LaserJet Imaging Systems.

About Stamps.com

Founded in 1996, Santa Monica-based Stamps.com is the leading provider of Internet-based mailing and shipping services. Its highly secure Internet Postage(TM) service was approved by the U.S. Postal Service in August of 1999 after an exhaustive two-year regulatory evaluation and field beta test. The company's innovative technology eliminates the need for specialized postage metering hardware by giving customers the flexibility to print postage over the Internet - securely, accurately and fast. Through partnerships with major companies like America Online, eBay, Hewlett-Packard, IBM, Microsoft, MailBoxes Etc., Office Depot, Intuit, United Parcel Service
and 3M, Stamps.com has tremendous reach into the small office/home office and consumer markets. More information about the company can be found at www.stamps.com.
--------------

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: This release may contain forward-looking statements that involve risks and uncertainties. Important factors, including Stamps.com's ability to manage its growth and the integration of iShip.com, could cause actual results to differ materially from those in the forward-looking statements and are detailed in filings with the Securities and Exchange Commission made from time to time by Stamps.com, including its Form 10-Q for the quarter ended September 30, 1999 and its registration statement on Form S-4, as amended, that was declared by the SEC on February 14, 2000. Stamps.com undertakes no obligation to release publicly any revisions to any forward- looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

     Internet Postage, Stamps.com, the Stamps.com logo, iShip.com, and the iShip.com logo are trademarks of Stamps.com Inc. All other brands and names are property of their respective owners.